                                                        Exhibit (10)(ii)(A)(x)



                                LOAN AGREEMENT


        This Loan Agreement is executed this 1st day of March, 1990, by and between American Greetings Corporation (AGC) and Edward Fruchtenbaum (Fruchtenbaum).



        In consideration for the attached signed promissory note, AGC hereby loans Fruchtenbaum $200,000.00, receipt of which Fruchtenbaum hereby acknowledges. At the end of each fiscal year commencing February 28, 1991, AGC agrees to forgive $20,000.00 of principal. Beginning February 28, 1991, and on each February 28th thereafter until February 28; 2001, Fruchtenbaum shall pay simple interest of 10% per annum based on the principal balance at the beginning of each fiscal year plus accrued unpaid interest.



        AGC agrees to forgive the entire remaining principal balance plus accrued interest if and when Fruchtenbaum dies, becomes totally disabled, is terminated by AGC, is terminated as a result of a change in control of AGC, or retires or terminates his employment as mutually agreed to by AGC and Fruchtenbaum.



        Fruchtenbaum will report the forgiveness of principal hereunder on his individual tax returns.



        This loan shall be unsecured.


American Greetings Corporation


By:  /s/ Irving I. Stone            /s/ Edward Fruchtenbaum
   --------------------------       -----------------------------
                                    Edward Fruchtenbaum

                               ANNUAL PAYMENTS



    Period        Principal    Principal     Payment/  Interest   Interest
 (Fiscal Year)   At Beginning    At End      Forgive     Rate     Expense
 -------------   ------------    ------      -------     ----     -------

    Year   1       200,000      180,000       20,000    10.00%     20,000
    Year   2       180,000      160,000       20,000    10.00%     18,000
    Year   3       160,000      140,000       20,000    10.00%     16,000
    Year   4       140,000      120,000       20,000    10.00%     14,000
    Year   5       120,000      100,000       20,000    10.00%     12,000
    Year   6       100,000       80,000       20,000    10.00%     10,000
    Year   7        80,000       60,000       20,000    10.00%      8,000
    Year   8        60,000       40,000       20,000    10.00%      6,000
    Year   9        40,000       20,000       20,000    10.00%      4,000
    Year  10        20,000            0       20,000    10.00%      2,000

                                                                  110,000

                               PROMISSORY NOTE


                                                                 March 1, 1990
                                                               Cleveland, Ohio


        On terminating my employment with American Greetings Corporation (AGC) without AGC's written consent, for value received, I promise to pay to the order of AGC within two business days of such termination the beginning principal balance set forth in the attached schedule for the fiscal year of my termination at 10500 American Road, Cleveland, Ohio, with accrued unpaid simple interest at the rate of 10% per annum on the beginning principal balance for each fiscal year as set forth in attached schedule.


                                               /s/ Edward Fruchtenbaum
                                           -----------------------------------
                                                  Edward Fruchtenbaum